UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 23, 2024, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”), determined that no bonuses would be granted to management for the years ended December 31, 2022 or 2023, and that no bonus amounts would be accrued for the year ended December 31, 2024.

(f)

On April 28, 2023, the Company filed Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2023 with the Securities and Exchange Commission (the “Annual Report”). Pursuant to Instruction 1 to Item 402(n)(2)(iv) of Regulation S-K, the Company omitted from the Summary Executive Compensation Table included in the Annual Report, final bonus amounts to management with respect to the Company’s fiscal year ended December 31, 2022 (the “2022 Bonuses”), because the 2022 Bonuses had not yet been determined at the time the Annual Report was filed.

In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Executive Compensation Table, which includes the 2022 Bonuses and revised total compensation figures for the Company’s fiscal year ended December 31, 2022, below:

Summary Executive Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2022 and 2021. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during the years ended December 31, 2022 and 2021, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
James N. Woody	2022	$463,500	$—	$—		$—		$—	$—		$463,500
CEO and Director	2021	$448,270	$50,000	$—		$4,262,492	(a)	$—	$—		$4,760,762
Ozan Pamir	2022	$309,000	$—	$—		$—		$—	$—		$309,000
CFO	2021	$304,355	$52,500	$—		$548,035	(b)	$—	$—		$904,890
Quan Anh Vu(1)	2022	$401,700	$—	$—		$—		$—	$333,490	(2)	$735,190
Former COO and CBO	2021	$65,000	$—	$—		$846,573	(c)	$—	$—		$911,573
Jonathan Rothbard	2022	$268,906	$—	$—		$—		$—	$—		$268,906
Chief Scientific Officer	2021	$372,034	$10,000	$160,671	(d)	$923,534	(e)	$—	$—		$1,466,239

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. Option Awards and Stock Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to “Note 12 — Stockholders’ Equity” to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

(1)	On October 29, 2021, the Board appointed Mr. Quan Anh Vu as Chief Operating Officer/Chief Business Officer (“COO/CBO”) of the Company. On October 27, 2021, and effective on November 1, 2021, the Company entered into an Employment Agreement with Quan Ahn Vu. In consideration for performing services under the agreement, the Company agreed to pay Mr. Vu a starting salary of $390,000 per year. As of the date of this proxy statement, all of the amounts owed to Mr. Vu have been fully paid. Mr. Vu’s employment agreement was terminated effective January 15, 2023.

(2)	Represents amounts paid to Mr. Vu for the termination of his employment agreement.

(a)	Represents the value of ten year options to purchase 70,000 shares of common stock with an exercise price of $88.60 per share which were granted on February 26, 2021.

(b)	Represents the value of ten year options to purchase 9,000 shares of common stock with an exercise price of $88.60 per share which were granted on February 26, 2021.

(c)	Represents the value of ten year options to purchase 13,750 shares of common stock with an exercise price of $79.00 per share which were granted on December 8, 2021.

(d)	Represents the value of 1,215 shares of common stock issued to Dr. Rothbard in consideration for services rendered to the Company as Chief Scientific Officer on April 7, 2021.

(e)	Represents the value of ten year options to purchase 15,000 shares of common stock with an exercise price of $79.00 per share which were granted on December 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: January 29, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

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